EXHIBIT 10.1

EARLY OPT-IN ELECTION

AND RELATED AMENDMENT TO LOAN DOCUMENTS

This SOFR Election is entered into as of June 26, 2023 but shall be deemed effective as of June 26, 2023 (the “Opt-In Date”) by CIBC BANK USA (together with its successors and assigns, “Lender”), and LIFEWAY FOODS, INC., an Illinois corporation (“Lifeway”), FRESH MADE, INC., a Pennsylvania corporation (“FMI”), THE LIFEWAY KEFIR SHOP LLC, an Illinois limited liability company formerly known as STARFRUIT, LLC (“LKS”), and LIFEWAY WISCONSIN, INC., an Illinois corporation (“LWI” and together with Lifeway, FMI and LKS being sometimes individually, or collectively if more than one, referred to as “Borrower”) with respect to the Amended and Restated Loan and Security Agreement dated May 7, 2018, as amended by that certain First Modification to Amended and Restated Loan and Security Agreement effective as of March 31, 2019, that certain Second Modification to Amended and Restated Loan and Security Agreement effective as of December 10, 2019, that Third Modification to Amended and Restated Loan and Security Agreement effective as of September 30, 2020, and that Fourth Modification to Amended and Restated Loan and Security Agreement effective as of August 18, 2021, in each case to which Lender and Borrower are party (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Existing Agreement”). For purposes hereof, the Existing Agreement, together with all other notes, mortgages, collateral documents, guarantees and other agreements, documents and instruments executed or delivered in connection with or relating to the Existing Agreement or any credit extension made thereunder, including this SOFR Election but excluding any interest rate swap or other interest rate derivative contract that may exist, as each of the foregoing may be amended, amended and restated, supplemented or otherwise modified from time to time, are referred to as the “Existing Loan Documents”.

One or more credit extensions under the Existing Loan Documents incur or may incur interest, fees or other amounts based on the US dollar LIBOR benchmark published for a specified period plus a margin as set forth in the Existing Loan Documents. On March 5, 2021, the Financial Conduct Authority, the regulatory supervisor of US dollar LIBOR’s administrator, announced in a public statement the future cessation or loss of representativeness of all tenors of US dollar LIBOR. This constitutes a benchmark transition event (or other analogous or similar event) for purposes of the Existing Loan Documents for settings of interest rates based on a rate published after June 30, 2023 (the “LIBOR Cessation Date”). In response to such future cessation, existing loans in the market are being amended, and new loans are being originated, with Term SOFR (as defined in Exhibit A hereto), as adjusted by a credit spread adjustment for the relevant Term SOFR interest period(s), as the replacement for US dollar LIBOR for determining the rate of interest on such loans.

Lender and Borrower desire, and hereby elect in accordance with the Existing Agreement and the other Existing Loan Documents notwithstanding any contrary provision thereof, to replace US dollar LIBOR with Term SOFR under the Existing Loan Documents as of the Opt-In Date, notwithstanding that US dollar LIBOR will continue to be published through the LIBOR Cessation Date. In connection with such election, Lender has the right under the Existing Loan Documents to make certain benchmark replacement conforming changes (or other similar conforming changes) to the Existing Agreement and the other Existing Loan Documents without any further action or consent of any other party thereto. The Existing Agreement and each other applicable Existing Loan Document are hereby amended and modified to give effect to the provisions set forth on Exhibit A hereto on and as of the Opt-In Date with respect to settings of interest rates that occur on or after the Opt-In Date.

To the extent that Lender is required (pursuant to any Existing Loan Document or otherwise) to provide notice to any party thereto of (i) a benchmark transition event (or other analogous or similar event) or an early opt-in election (or other analogous or similar election) with respect to US dollar LIBOR, (ii) a benchmark replacement date (or other analogous or similar date), (iii) the implementation of adjusted term SOFR as a benchmark replacement (or other analogous or similar term) or (iv) any benchmark replacement conforming changes (or other similar conforming changes) in connection with the adoption and implementation of adjusted term SOFR or the use and administration thereof, this SOFR Election shall constitute such notice.

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Except as expressly amended, modified and supplemented by this SOFR Election, the Existing Agreement and the other Existing Loan Documents are and shall continue to be in full force and effect in accordance with the terms thereof. This SOFR Election shall be governed by and construed in accordance with the same state laws as govern the Existing Loan Documents.

LENDER:

CIBC BANK USA FORMERLY KNOWN AS THE PRIVATE BANK AND TRUST COMPANY

By:	/s/ Scott Williams
Authorized Officer

BORROWER:

Lifeway Foods, Inc.

By:	/s/ Julie Smolyansky
Name and Title: Julie Smolyansky, Chief Executive Officer

Fresh Made, Inc.

By:	/s/ Julie Smolyansky
Name and Title: Julie Smolyansky, Chief Executive Officer

THE LIFEWAY KEFIR SHOP LLC

By:	/s/ Julie Smolyansky
Name and Title: Julie Smolyansky, Manager

LIFEWAY WISCONSIN, INC.

By:	/s/ Julie Smolyansky
Name and Title: Julie Smolyansky, Chief Executive Officer

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EXHIBIT A

TERM SOFR INTEREST RATE PROVISIONS

This Exhibit A is attached to and forms part of the Early Opt-In Election and Related Amendment to Loan Documents (this “SOFR Election”) entered into as of June 26, 2023 but deemed effective as of June 26, 2023 (the “Opt-In Date”), made by CIBC BANK USA (together with its successors and assigns, “Lender”) and FRESH MADE, INC., a Pennsylvania corporation (“FMI”), THE LIFEWAY KEFIR SHOP LLC, an Illinois limited liability company formerly known as STARFRUIT, LLC (“LKS”), and LIFEWAY WISCONSIN, INC., an Illinois corporation (“LWI” and together with Lifeway, FMI and LKS being sometimes individually, or collectively if more than one, referred to as “Borrower”) with respect to the Amended and Restated Loan and Security Agreement dated May 7, 2018, as amended by that certain First Modification to Amended and Restated Loan and Security Agreement effective as of March 31, 2019, that certain Second Modification to Amended and Restated Loan and Security Agreement effective as of December 10, 2019, that Third Modification to Amended and Restated Loan and Security Agreement effective as of September 30, 2020 and that Fourth Modification to Amended and Restated Loan and Security Agreement effective as of August 18, 2021, in each case to which Lender and Borrower are party (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Agreement” and as further modified by this SOFR Election, the “Amended Agreement”).

Reference is made to the Existing Agreement, together with all other notes, mortgages, collateral documents, guarantees and other agreements, documents and instruments executed or delivered in connection with or relating to the Existing Agreement or any credit extension made thereunder, as each of the foregoing may be amended, amended and restated, supplemented or otherwise modified from time to time and in effect immediately preceding the effectiveness of this SOFR Election (all other notes, mortgages, collateral documents, guarantees and other agreements, documents are collectively referred to herein as the “Existing Loan Documents” and the same as further modified by this SOFR Election, the “Amended Loan Documents”). Defined terms used herein but not defined herein shall have the meaning given to such terms in the Amended Agreement.

Notwithstanding anything to the contrary contained in the Existing Agreement or in any other Existing Loan Document, the Existing Agreement and each other applicable Existing Loan Document are hereby amended and modified to give effect to the provisions set forth on this Exhibit A.

1.              Definitions.

1.1.          Definitions Generally. The Existing Agreement and each other applicable Existing Loan Document (if any) are hereby amended and modified to incorporate the definitions set forth in this Section 1, mutatis mutandis, to the extent used in any such Existing Loan Document, including as a result of the effectiveness of this Notice and Amendment. If the Existing Agreement or any other Existing Loan Document defines any term defined in this Section 1, the definition in this Section 1 shall supersede such definition in the Existing Agreement or such other Existing Loan Document, if applicable, for the purpose and solely for the purpose of the definitions and provisions contained in this Notice and Amendment.

“Business Day” means a day of the week (but not a Saturday, Sunday or holiday) on which the Chicago, Illinois offices of the Lender hereunder are open to the public for carrying on substantially all of its business functions, provided, however, that when used in the context of a SOFR Loan, the term “Business Day” shall also exclude any day that is not also a SOFR Business Day. Unless specifically referenced herein as a Business Day, all references to “days” shall be to calendar days.

“Credit Extension” means any loan, advance, borrowing, letter of credit or other financial accommodation or extension of credit of any type by the Lender hereunder from time to time made or permitted to be made under any Existing Loan Document or Amended Loan Document.

“Floor” means a rate of interest equal to 0%, unless any applicable Existing Loan Document provides for a higher minimum percentage for the US dollar LIBOR rate that will apply to a LIBOR Credit Extension, in which case the Floor shall be such higher minimum percentage.

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“SOFR” means, with respect to any SOFR Business Day, a rate per annum equal to the secured overnight financing rate for such SOFR Business Day.

“SOFR Borrowing” means the SOFR Loans comprising a borrowing of Credit Extensions.

“SOFR Business Day” means any day other than a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“SOFR Credit Extension” means any Credit Extension bearing interest or incurring fees, commissions, or other amounts based on Term SOFR.

“SOFR Interest Rate” means, with respect to each day during which interest accrues on any portion of a SOFR Loan, subject to the terms and conditions of the Amended Agreement, the rate per annum (expressed as a percentage) equal to Term SOFR for the applicable Term SOFR Interest Period for such day, plus the SOFR Margin that applies to such type of SOFR Loan plus the SOFR Spread Adjustment for the applicable Term SOFR Interest Period; provided that if the Existing Agreement contains a minimum percentage floor for the “all in” sum of US dollar LIBOR plus the margin added thereto in accordance with the Existing Agreement for a US dollar LIBOR Credit Extension thereunder of the same type, then the SOFR Interest Rate on such SOFR Loan or portion thereof shall not at any time be less than such minimum percentage floor.

“SOFR Loan” means a Credit Extension that bears interest, fees or other amounts at a rate based on Term SOFR.

“SOFR Margin” means, with respect to any type of SOFR Credit Extension (whether term loan, revolving loan, or otherwise), the margin, expressed as a percentage per annum, equal to the margin that would be added under the Existing Agreement to the applicable US dollar LIBOR interest rate to determine the “all in” interest rate for such type of Credit Extension if such SOFR Credit Extension were a LIBOR Credit Extension thereunder.

“SOFR Spread Adjustment” means 0.116% for a Term SOFR Interest Period of 1 month, and 0.116% for a Term SOFR Interest Period of 3 months, solely to the extent that the Existing Loan Documents permit a LIBOR interest period of 3 months.

“Term SOFR” means, with respect to each day of any applicable SOFR Loan for any Term SOFR Interest Period, the greater of (a) the forward-looking term rate based on SOFR for a tenor comparable to such Term SOFR Interest Period that is published by the Term SOFR Administrator two (2) SOFR Business Days prior to the first day of such Term SOFR Interest Period; provided, however, that if as of 5:00 pm (New York City time) on any interest lookback day, Term SOFR for the applicable tenor has not been published by the Term SOFR Administrator and a benchmark replacement date with respect to Term SOFR has not occurred, then Term SOFR will be Term SOFR as published by the Term SOFR Adminstrator on the first preceding SOFR Business Day for which Term SOFR for such tenor was published by the Term SOFR Administrator so long as such first preceding SOFR Business Day is not more than three (3) SOFR Business Days prior to such interest lookback day; and (b) the Floor. Unless otherwise specified in any amendment to this Amended Loan Document entered into in connection with a benchmark replacement, in the event that a benchmark replacement with respect to Term SOFR is implemented, then all references herein to Term SOFR shall be deemed references to such benchmark replacement.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR selected by the Lender hereunder in its reasonable discretion).

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“Term SOFR Interest Period” means with respect to that portion of a Credit Extension bearing interest based on Term SOFR, a period of 1 month or 3 months, solely to the extent that the Existing Loan Documents permit a LIBOR interest period of 3 months, commencing on a SOFR Business Day as selected by the Borrower hereunder in accordance with this Amended Loan Document, or on such other SOFR Business Day as is acceptable to the Lender and Borrower hereunder; provided, however, that (a) if any Term SOFR Interest Period would end on a day other than a Business Day, such Term SOFR Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Term SOFR Interest Period shall end on the next preceding Business Day, (b) any Term SOFR Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Term SOFR Interest Period) shall end on the last Business Day of the last calendar month of such Term SOFR Interest Period, (c) unless agreed by the Lender hereunder in its sole discretion, no Term SOFR Interest Period shall extend beyond the maturity date of the Amended Agreement and (d) no tenor that has been removed from this definition pursuant to the applicable provisions of the Amended Loan Documents shall be available for specification in any borrowing request. For purposes hereof, the date of a Credit Extension or SOFR Borrowing initially shall be the date on which such Credit Extension or SOFR Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Credit Extension or SOFR Borrowing.

1.2            Amendment of Applicable Margin. To the extent that an applicable Existing Loan Document contains a definition of “Applicable Margin” (or analogous or similar term), such term is hereby amended to replace references therein to the word “LIBOR” (or other analogous or similar reference relating to a LIBOR Credit Extension) with the word “SOFR” (or other analogous or similar reference relating to a SOFR Credit Extension).

2.              Discontinuance of LIBOR Credit Extensions.

2.1            LIBOR Credit Extensions. Notwithstanding any provision of the Amended Agreement or any other Amended Loan Document to the contrary, on or after the Opt-In Date, whether or not LIBOR is operational, reported, published on a synthetic basis or otherwise available in the market as of such date: (a) no LIBOR Credit Extension shall be available, requested or made, and (b) any request for a new Credit Extension as, or to convert an existing Credit Extension to, or to continue, renew, extend, reinstate or increase an existing LIBOR Credit Extension as, a LIBOR Credit Extension shall be ineffective.

2.2            Amendment of LIBOR Related Provisions. Subject to the provisions of Sections 2.3 and 3.1 of Exhibit A to the SOFR Election, on or after the Opt-In Date, the LIBOR Related Provisions of the Existing Agreement and any other applicable Existing Loan Document (other than LIBOR Related Provisions of the type described in clauses (b)(iii) and (iv) of the definition thereof) shall be deemed amended such that such LIBOR Related Provisions shall no longer reference or have effect as it relates to (i) LIBOR, (ii) any LIBOR Definition, (iii) any LIBOR Credit Extension, or (iv) dates, times, activities or other matters relating to London or the United Kingdom (to the extent that any such provision relates primarily to the use or administration of LIBOR), and shall be deemed to reference and be applicable to SOFR and a SOFR Credit Extension, unless, and to the extent that, such provision is superseded or otherwise modified by the SOFR Election. Without limiting the generality of the forgoing, and references in the Existing Agreement (including, without limitation Section 7.4 thereof) and other applicable Existing Loan Documents (including, without limitation, the Existing Mortgages) to any LIBOR breakage or similar costs or funded loses shall be deemed references to SOFR breakage or similar costs and funding losses.

“LIBOR Definition” means any term defined in any Existing Loan Document, however phrased, primarily relating to the determination, calculation or replacement of LIBOR, including by way of example applicable terms phrased as “Adjusted LIBO Rate”, “LIBO Base Rate”, “LIBO Rate”, “LIBOR”, “USD LIBOR”, “Interpolated Rate”, “Screen Rate”, “Eurodollar Reserve Percentage”, “LIBOR Determination Date”, “LIBOR Reset Date”, “ICE”, “Benchmark Disruption Event”, “Benchmark Replacement”, “Benchmark Transition Event”, “Benchmark Unavailability Period” and “Early Opt-in Election”.

“LIBOR Related Provision” means any term defined in or provision of any Existing Loan Document (other than a LIBOR Definition) that references or has effect with respect to LIBOR, a LIBOR Definition, a LIBOR Credit Extension, or another LIBOR Related Provision (solely as it relates to LIBOR, a LIBOR Definition or a LIBOR Credit Extension), including by way of example (a) terms phrased as “Applicable Margin”, “Borrowing”, “Business Day”, “Default Rate”, “Interest Payment Date”, and “Type”, and (b) provisions addressing (i) borrowing and payment mechanics relating to LIBOR Credit Extensions, (ii) the inability to determine or make credit extensions based on, or the replacement of, LIBOR, (iii) reimbursement for costs, compensation for losses, or indemnity relating to LIBOR Credit Extensions, and (iv) exculpation with respect to LIBOR. To the extent that a LIBOR Related Provision references or has effect with respect to a Credit Extension other than a LIBOR Credit Extension, such LIBOR Related Provision shall not constitute a LIBOR Related Provision for purposes hereof and shall continue in force and effect in accordance with its terms.

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2.3           Continuance and Conversion of Existing LIBOR Credit Extensions. The provisions of Sections 2.1 and 2.2 of Exhibit A to the SOFR Election shall not apply with respect to any LIBOR Credit Extension requested, made and in effect prior to the Opt-In Date, which shall continue in effect through the last day of the interest period applicable thereto in accordance with the applicable Existing Loan Documents. The LIBOR Definitions and LIBOR Related Provisions (as in effect prior to the effectiveness of the SOFR Election) shall continue in effect with respect to such LIBOR Credit Extensions in accordance with their terms. Unless otherwise agreed by Borrower and Lender, any LIBOR Credit Extension that reaches the last day of the interest period with respect thereto on or after the Opt-In Date shall be converted to a SOFR Credit Extension on such date with a Term SOFR Interest Period equivalent to the expiring LIBOR interest period.

3.	Availability and Terms of New SOFR Credit Extensions.

3.1           SOFR Credit Extensions. On and after the Opt-In Date, to the extent that, prior to giving effect to the provisions of Sections 2.1 and 2.2 of Exhibit A to the SOFR Election, the Existing Agreement or any other Existing Loan Document required or permitted any Credit Extension to be requested, made or maintained as a LIBOR Credit Extension, such type of Credit Extension shall instead be available, and may be requested, made and maintained, as a SOFR Credit Extension bearing interest based on the SOFR Interest Rate, subject to satisfaction of the applicable provisions set forth in Section 3.2 of the SOFR Election and the other provisions of the Existing Agreement and any other applicable Existing Loan Document.

3.2           Provisions Relating to SOFR Credit Extensions. In addition to any requirements with respect to Credit Extensions generally in the Existing Agreement or any other applicable Existing Loan Document, and any provision of the Existing Agreement or any other applicable Existing Loan Document deemed applicable with respect to SOFR Credit Extensions in accordance with Section 2.2 of Exhibit A to the SOFR Election, SOFR Credit Extensions shall be subject to the following terms and provisions. To the extent that any provision of the Existing Agreement or any other applicable Existing Loan Document directly conflicts with any provision set forth below, the provision below shall prevail.

(a)           Interest Rate and Interest Payment Dates For SOFR Loans. The Borrower hereunder promises to pay to the Lender hereunder, interest on the unpaid principal amount of each SOFR Loan made by the Lender hereunder for the period from and including the date of the making of such SOFR Loan, to (but excluding) the date such SOFR Loan shall be paid in full, at the SOFR Interest Rate, subject to the applicable provisions of the Amended Agreement relating to the payment of default rate interest, types and groups of Credit Extensions, continuation of Credit Extensions, inability to determine rates and illegality of making SOFR loans. Accrued interest on each SOFR Loan shall be payable on the last day of each Term SOFR Interest Period relating to such SOFR Loan, upon a prepayment of such SOFR Loan, and at maturity.

(b)           Notice Periods. Any provision under the Existing Agreement or any other Existing Loan Document that required, immediately prior to giving effect to the provisions of the SOFR Election, the Borrower hereunder to provide notice to the Lender hereunder of any borrowing, continuation, conversion or prepayment of any LIBOR Credit Extension, shall be deemed, in each case, to require notice thereof with respect to a SOFR Loan in lieu of such LIBOR Credit Extension.

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